Exhibit 99.1
Matterport Announces First Quarter 2023 Financial Results
•Q1 total revenue of $38.0 million, up 33% year-over-year and above high end of guidance range
•Q1 subscription revenue reached record $19.8 million, above high end of guidance range
•Q1 GAAP loss per share of $0.18 and Non-GAAP loss per share of $0.07, $0.03 better than the midpoint of guidance range
•Strong balance sheet with $456 million in cash and investments and no debt
•Company raises 2023 guidance driven by strong customer adoption and continued focus on operating efficiency
SUNNYVALE, Calif. — May 9, 2023 — Matterport, Inc. (Nasdaq: MTTR) (“Matterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced financial results for the quarter ended March 31, 2023.
“We are off to a great start in 2023, with first quarter revenue of $38 million; $2 million above the high end of our guidance range, along with strong outperformance on the bottom line with a Non-GAAP net loss per share of $0.07, as we accelerate our path to profitability,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “We set new records across our key metrics with Spaces Under Management reaching 9.9 million by the end of the quarter, more than double the number of spaces we managed at the start of 2021, and we just crossed the 10 million spaces milestone last month,” Pittman added.
“Our subscriber base expanded to 771,000, buoyed by strong enterprise adoption and improving subscriber growth rates in small and medium businesses in the quarter,” said JD Fay, Chief Financial Officer of Matterport. “Subscription revenue reached $19.8 million, a new record that brings our annual recurring revenue up to $79.4 million. The strength in our business and our continued focus on operating efficiency also resulted in bottom line performance well above our guidance range for the quarter. As a result, we are raising our full year financial guidance for 2023.”
First Quarter 2023 Financial Highlights
•Total subscribers increased to 771,000, up 37% year-over-year
•Spaces under management increased to 9.9 million, up 36% year-over-year
•Total revenue was $38.0 million, up 33% year-over-year
•Subscription revenue was $19.8 million, up 16% year-over-year
•Annualized Recurring Revenue (ARR) exiting the first quarter was $79.4 million
•Services revenue was $8.7 million, up 119% year-over-year
•Net loss was $0.18 per share
•Non-GAAP net loss was $0.07 per share, a 30% improvement year-over-year
Recent Business Highlights
•Announced a new integration with Autodesk Construction Cloud – a portfolio of software and services that combines advanced technology, a builders network and predictive insights for construction teams – making it easier for project teams using Matterport and Autodesk Build® to collaborate within critical project management workflows.
•Announced the general availability of new integrations with AWS IoT TwinMaker, enabling enterprise customers to seamlessly connect real-time factory data into a Matterport digital twin. This new offering from Matterport supports enterprise digital transformation efforts by providing customers with an efficient and cost-effective solution to remotely optimize building operations, increase production output, improve equipment performance, and increase environmental health and safety at their facilities.

•Showcased our leading spatial data solutions at Hannover Messe 2023 alongside our partner, AWS. Hannover Messe, the world's largest trade fair for industrial technology, brings together key players in the industrial sector, fostering knowledge exchange, business development, and collaborations that can enable professionals to improve their factories, energy systems, and supply chains of the future.
•Announced Digital Pro, an all-in-one marketing solution for real estate agents. Digital Pro combines the innovation of Matterport’s 3D digital twin technology with integrated marketing and content production services to create the industry’s most affordable, comprehensive marketing package to help real estate professionals win more listings and sell homes faster.
Second Quarter and Full Year 2023 Outlook
The Company is providing the following financial guidance for the second quarter and full year 2023. The Company is raising its full year guidance driven by strong customer adoption trends and the Company’s continued focus on operating efficiency. This guidance will be discussed in greater detail on today’s conference call.

	Q2 2023 Guidance	FY 2023 Guidance
Total revenue (in millions)	$38 — $40	$155 — $169
Year-over-year growth	33% - 40%	14% - 24%
Subscription revenue (in millions)	$20.7 — $20.9	$84.5 — $86.5
Non-GAAP loss per share	($0.09) - ($0.07)	($0.31) - ($0.27)
Weighted average fully diluted shares outstanding (in millions)	297	299
Matterport is not able to provide a reconciliation of non-GAAP loss per share to GAAP loss per share because Matterport does not provide specific guidance for the various exclusions adjusted from net loss. These items have not yet occurred, are out of Matterport’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort, and Matterport is unable to address the probable significance of the unavailable information.
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation-related charges (including share-based payroll tax expense), fair value change of warrants liability, fair value change of earn-out liabilities, payroll tax related to contingent earn-out share issuance, acquisition-related costs, and amortization of acquired intangible assets, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. We define non-GAAP net loss per share, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period if any.
Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the first quarter 2023 today, May 9, 2023, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on Matterport’s Investor Relations website at investors.matterport.com. The dial-in number will be (412) 902-4209, conference ID: 10176795.
The financial results press release and a live webcast of the conference call will be accessible from the Matterport website at investors.matterport.com. An audio webcast replay of the conference call will also be available for one year at investors.matterport.com.

About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2023 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Matterport, Inc. and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including our ability to grow market share in our existing markets or any new markets we may enter; our ability to respond to general economic conditions; supply chain disruptions; our ability to manage our growth effectively; our success in retaining or recruiting our officers, key employees or directors, or changes required in the retention or recruitment of our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; our ability to remediate our material weaknesses; factors relating to our business, operations and financial performance, including: the impact of the ongoing COVID-19 public health emergency or other infectious diseases, health epidemics and pandemics; our ability to maintain an effective system of internal controls over financial reporting; our ability to achieve and maintain profitability in the future; our ability to access sources of capital; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform; the success of our strategic relationships with third parties; our history of losses and whether we will continue to incur continuing losses for the foreseeable future; our ability to protect and enforce our intellectual property rights; our ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; our ability to attract and retain new subscribers; the size of the total addressable market for our products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in our industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of our Class A common stock and other securities; the increasingly competitive environment in which we operate; and other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Investor Contact:
Mike Knapp
ir@matterport.com

Media Contact:
Steve Lombardi
press@matterport.com

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription	$19,847	$17,141
License	27	23
Services	8,704	3,973
Product	9,416	7,373
Total revenue	37,994	28,510
Costs of revenue:
Subscription	6,962	5,262
License	—	—
Services	6,244	2,983
Product	8,376	8,356
Total costs of revenue	21,582	16,601
Gross profit	16,412	11,909
Operating expenses:
Research and development	18,273	26,002
Selling, general, and administrative	54,933	70,849
Total operating expenses	73,206	96,851
Loss from operations	(56,794)	(84,942)
Other income (expense):
Interest income	1,471	1,295
Change in fair value of warrants liability	222	21,433
Change in fair value of contingent earn-out liability	—	136,043
Other income (expense), net	1,183	(1,321)
Total other income	2,876	157,450
Income (loss) before provision for income taxes	(53,918)	72,508
Provision for (benefit from) income taxes	(76)	604
Net income (loss)	$(53,842)	$71,904
Net income (loss) per share attributable to common stockholders:
Basic	$(0.18)	$0.26
Diluted	$(0.18)	$0.23
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	293,074	275,199
Diluted	293,074	312,432

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$144,315	$117,128
Short-term investments	311,884	355,815
Accounts receivable, net	21,817	20,844
Inventories	11,002	11,061
Prepaid expenses and other current assets	10,724	13,084
Total current assets	499,742	517,932
Property and equipment, net	31,701	30,559
Operating lease right-of-use assets	2,225	2,515
Long-term investments	—	3,959
Goodwill	69,593	69,593
Intangible assets, net	10,447	10,890
Other assets	5,825	4,947
Total assets	$619,533	$640,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,044	$8,331
Deferred revenue	18,284	16,731
Accrued expenses and other current liabilities	21,900	23,916
Total current liabilities	46,228	48,978
Warrants liability	581	803
Deferred revenue, non-current	1,489	1,201
Other long-term liabilities	1,155	5,502
Total liabilities	49,453	56,484
Commitments and contingencies
Redeemable convertible preferred stock	$—	$—
Stockholders’ equity:
Common stock	30	29
Additional paid-in capital	1,206,100	1,168,313
Accumulated other comprehensive loss	(2,811)	(5,034)
Accumulated deficit	(633,239)	(579,397)
Total stockholders’ equity	570,080	583,911
Total liabilities and stockholders’ equity	$619,533	$640,395

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(53,842)	$71,904
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,391	2,463
Amortization of investment premiums, net of accretion of discounts	(681)	954
Stock-based compensation, net of amounts capitalized	31,074	55,277
Change in fair value of warrants liability	(222)	(21,433)
Change in fair value of contingent earn-out liability	—	(136,043)
Deferred income taxes	(184)	(227)
Allowance for doubtful accounts	289	191
Loss of excess inventory and purchase obligation	622	—
Other	(381)	45
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	(1,261)	(3,988)
Inventories	(3,258)	427
Prepaid expenses and other assets	1,308	(1,571)
Accounts payable	(2,287)	659
Deferred revenue	1,841	2,610
Accrued expenses and other liabilities	2,193	3,254
Net cash used in operating activities	(20,398)	(25,478)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(87)	(448)
Capitalized software and development costs	(2,567)	(3,596)
Purchase of investments	(57,577)	(30,378)
Maturities of investments	108,806	46,200
Business acquisitions, net of cash acquired	(1,676)	(30,020)
Net cash provided by (used in) investing activities	46,899	(18,242)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	686	2,191
Payments for taxes related to net settlement of equity awards	(329)	(33,337)
Proceeds from exercise of warrants	—	27,844
Other	—	76
Net cash provided by (used in) financing activities	357	(3,226)
Net change in cash, cash equivalents, and restricted cash	26,858	(46,946)
Effect of exchange rate changes on cash	329	(45)
Cash, cash equivalents, and restricted cash at beginning of year	117,128	139,987
Cash, cash equivalents, and restricted cash at end of period	$144,315	$92,996

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net income (loss)	$(53,842)	$71,904
Stock-based compensation related charges (1)	33,111	56,088
Acquisition-related costs (2)	—	172
Amortization expense of acquired intangible assets	443	260
Change in fair value of warrants liability (3)	(222)	(21,433)
Change in fair value of contingent earn-out liability (4)	—	(136,043)
Payroll tax related to contingent earn-out share issuance (5)	—	1,164
Non-GAAP net loss	$(20,510)	$(27,888)

GAAP net income (loss) per share attributable to common stockholders:
Basic	$(0.18)	$0.26
Diluted	$(0.18)	$0.23
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.10)

Weighted-average shares used to compute GAAP net income (loss) per share, basic	293,074	275,199
Weighted-average effect of potentially dilutive securities (6)	—	37,233
Weighted-average shares used to compute GAAP net income (loss) per share, diluted	293,074	312,432
Excluded anti-dilutive weighted-average potential shares of common stock in calculating non-GAAP loss per share	—	(37,233)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	293,074	275,199
(1) Consists primarily of non-cash share-based compensation expense related to our stock incentive plans and earn-out arrangement, and the employer payroll taxes related to our stock options and restricted stock units.
(2) Consists of acquisition transaction costs.
(3) Consists of the non-cash fair value measurement change for public and private warrants.
(4) Represents the non-cash fair-value measurement change related to our earn-out liability.
(5) Represents the payroll tax related to Earn-out shares issuance and release in the three months ended March 31, 2022.
(6) Consists of the potentially dilutive effect of employee equity incentive plan awards.